UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 2, 2010
Date of Report (Date of earliest event reported)
QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934

(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121

(address of principal executive offices)	(Zip Code)
858-587-1121
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
QUALCOMM Incorporated (the “Company”) held its Annual Meeting of Stockholders on March 2, 2010. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 13, 2010.

Proposal 1:	Election of 12 directors to hold office until the 2011 Annual Meeting:

	FOR	WITHHELD
Barbara T. Alexander	1,225,862,807	11,072,506
Stephen M. Bennett	1,217,548,673	19,386,640
Donald G. Cruickshank	1,229,229,654	7,705,659
Raymond V. Dittamore	1,228,931,228	8,004,085
Thomas W. Horton	1,229,226,813	7,708,500
Irwin Mark Jacobs	1,217,460,445	19,474,868
Paul E. Jacobs	1,202,867,270	34,068,043
Robert E. Kahn	1,217,960,075	18,975,238
Sherry Lansing	1,228,450,477	8,484,836
Duane A. Nelles	1,217,979,974	18,955,339
Brent Scowcroft	1,201,998,490	34,936,823
Marc I. Stern	1,203,189,870	33,745,443

Broker Non-Votes: 197,516,472
All of the foregoing candidates were elected and each received affirmative votes not only from more than a majority of the shares voting, but also from a majority of the outstanding shares.

Proposal 2:	Approval of an amendment to the 2006 Long-Term Incentive Plan to increase the share reserve by 13,000,000 shares:

FOR	AGAINST	ABSTAIN
969,639,736	265,965,692	1,328,033

Broker Non-Votes: 197,518,324
The foregoing proposal was approved.

Proposal 3:	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent public accountants for the Company’s fiscal year ending September 26, 2010:

FOR	AGAINST	ABSTAIN
1,416,603,889	16,659,426	1,188,470

Broker Non-Votes: 0
The foregoing proposal was approved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated
Date: March 8, 2010	By:	/s/ William E. Keitel
William E. Keitel,
Executive Vice President and Chief Financial Officer